                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089
       (a stock life insurance company, herein called "We", "Us", "Our")

This Contract is issued to the Contract Owner (herein called "You", "Your") by Us on the Contract Issue Date, in consideration of receipt of the Premium Payment by Us. We will provide You with the benefits described in this Contract.

This Contract is subject to the laws of the jurisdiction where it is delivered.

                          READ THIS CONTRACT CAREFULLY
                  THIS IS A LEGAL CONTRACT BETWEEN YOU AND US.

RIGHT TO EXAMINE CONTRACT: WE WANT YOU TO BE SATISFIED WITH THE CONTRACT YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY CANCEL IT BY RETURNING IT WITHIN TEN (10) DAYS AFTER YOU RECEIVE IT. IN SUCH AN EVENT, WE WILL PAY YOU AN AMOUNT EQUAL TO THE CONTRACT VALUE ON THE DATE OF CANCELLATION, MULTIPLIED BY THE MARKET VALUE ADJUSTMENT.

MARKET VALUE ADJUSTMENT FORMULA
THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. THE FORMULA MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENTS THAT ARE APPLIED TO THE GROSS SURRENDER VALUE MINUS THE SURRENDER CHARGE. DETAILS OF THE MARKET VALUE ADJUSTMENT ARE DESCRIBED ON THE CONTRACT SPECIFICATIONS PAGE.

SEPARATE ACCOUNT
THE PREMIUM PAYMENT WILL BE DEPOSITED IN A NON-UNITIZED SEPARATE ACCOUNT. ALL ASSETS OF HARTFORD LIFE INSURANCE COMPANY ARE AVAILABLE TO MEET THE GUARANTEES UNDER THE CONTRACT AND ARE AVAILABLE TO MEET THE GENERAL OBLIGATIONS OF HARTFORD LIFE INSURANCE COMPANY.

SIGNED FOR HARTFORD LIFE INSURANCE COMPANY BY:

    [/s/ Donald C. Hunt                   /s/ John C. Walters
    ------------------------------------  ------------------------------------
    DONALD C. HUNT, SECRETARY             JOHN C. WALTERS, PRESIDENT]

                               NON-PARTICIPATING

                           INDIVIDUAL SINGLE PREMIUM
                      MODIFIED GUARANTEED ANNUITY CONTRACT


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                               TABLE OF CONTENTS

                                                                          PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                        3
Definitions                                                                    4
Premium Payment Provisions                                                     6
Contract Control Provisions                                                    6
General Provisions                                                             6
Guarantee Periods and Interest Crediting Provisions                            8
Surrender Provisions                                                           9
Death Benefit Provisions                                                      10
Annuity Provisions                                                            13
Annuity Tables                                                                15

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                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER            [SAMPLE]                CONTRACT ISSUE DATE           [MARCH 1, 2010]
ANNUITANT                  [MATTHEW BROWN]         SPECIFICATIONS DATE           [MARCH 1, 2010]
ANNUITANT AGE              [35]                    ANNUITY COMMENCEMENT DATE     [OCTOBER 1, 2040]
ANNUITANT GENDER           [MALE]                  PREMIUM PAYMENT               [$10,000]
CONTRACT OWNER             [MATTHEW BROWN]         GUARANTEE PERIOD              [5 YEARS]
CONTINGENT ANNUITANT                               GUARANTEE RATE                [7%]
BENEFICIARY                [KELLY BROWN]           MINIMUM INTEREST RATE         [1%]
                                                   DEFAULT GUARANTEE PERIOD      [1YEAR]
                                                   RELEVANT INDEX                [HMGAa]

SURRENDER CHARGE: This charge is determined by multiplying the applicable rate specified below by the amount of the Full or Partial Surrender that exceeds the Annual Free Withdrawal Amount. This charge does not apply to:

       - [Transfers from the current Guarantee Period into a new Guarantee Period or into the Default Guarantee Period made at the end of the then current Guarantee Period.

       - Surrenders during the 30 day period at the beginning of a subsequent Guarantee Period; or

       -   Annuitization; or

       -   The Death Benefit; or

       -   The Default Guarantee Period.]

This charge varies according to initial and subsequent Guarantee Periods and equals:

   INITIAL GUARANTEE PERIOD      EACH SUBSEQUENT GUARANTEE PERIOD
    YEAR              CHARGE         YEAR               CHARGE
------------------------------------------------------------------
     [1                 6%            [1                  4%
     2                  6%             2                  3%
     3                  5%             3                  2%
     4                  4%             4                  2%
     5                  3%             5                  2%
   6 - 10              2%]          6 - 10                2%]

[ANNUAL FREE WITHDRAWAL AMOUNT: The portion of Your Gross Surrender Value which is not subject to the Surrender Charge and Market Value Adjustment. It equals any interest credited during the 12 months prior to the Surrender Date that was not previously withdrawn.]

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                            CONTRACT SPECIFICATIONS

MINIMUM AMOUNT: Partial surrenders may only be made if the remaining Contract Value after the Gross Surrender Value is deducted is at least the Minimum Amount of [$500] If the partial surrender would reduce the Contract Value to below the Minimum Amount, Your Contract will be deemed to have been fully surrendered.

ANNUITY PARAMETERS: The Minimum Annuity Payment allowed is: [$100.] The Annuity Commencement Date will not be deferred beyond the end of the Guarantee Period immediately following the later of:

       a)  the Annuitant's [90th] birthday; or

       b)  the [10th] Contract Year;

unless the Contract Owner elects a later Annuity Commencement Date In Writing, subject to laws and regulations then in effect and Our approval.

                                    3A


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                            CONTRACT SPECIFICATIONS

MARKET VALUE ADJUSTMENT: The Market Value Adjustment formula which will be used by Us to determine the Market Value Adjustment is calculated as follows:

          [1+I / 1+J] TO THE POWER OF N/12 where:

          I = The Relevant Index rate as of three business days prior to the Guarantee Period effective date (expressed as a decimal, e.g., 1% = .01), with maturity years equal to the length of the then current Guarantee Period (This will be interpolated as necessary); and,

          J = The Relevant Index rate as of three business days prior to the date the market value adjustment is applied (expressed as a decimal, e.g., 1% = .01), with maturity years equal to the remainder of the then current Guarantee Period (this will be interpolated when necessary); and

          N = the number of months from the Surrender Date to the end of the then current Guarantee Period.

          For new Guarantee Periods, We may prospectively change the Relevant Index from time to time; provided, however, the Relevant Index established at initiation of a Guarantee Period will remain in effect until maturity of such Guarantee Period.

          During a Guarantee Period, if any Relevant Index is no longer available or the calculation of such index has substantially changed, We will use a substantially similar index for determining the Market Value Adjustment. We will notify You of any changes in the availability of the Relevant Index and the applicable substitute We will use. Any such change shall be subject to any applicable regulatory approval that may be required.

ADMINISTRATIVE OFFICE OF THE COMPANY: [Currently located at 1 Griffin Road, Windsor, CT 06095-1512. All correspondence concerning this Contract should be sent to Our mailing address: Hartford Life Insurance Company, P.O. Box 5085, Hartford, CT 06102-5085.]

                                    3B

                                  DEFINITIONS

ADMINISTRATIVE OFFICE OF THE COMPANY. Our administrative office is shown on the Contract Specifications page.

ANNUITANT. The person on whose life this Contract is issued. Also see Contingent Annuitant and Joint Annuitant.

ANNUITY COMMENCEMENT DATE. It is the date when Annuity payments are scheduled to begin as described under Annuity Provisions in this Contract.

BENEFICIARY. The person(s) entitled to receive benefits pursuant to the terms of the Contract in case of the death of the Annuitant, or a Contract Owner(s), as applicable.

BUSINESS DAY. Any day that We, and for so long as the New York Stock Exchange, are open for business.

CONTINGENT ANNUITANT. The person You designate who, upon the Annuitant's death prior to the Annuity Commencement Date, may become the Annuitant.

CONTRACT ANNIVERSARY. The anniversary of the Contract Issue Date. If the Contract Anniversary falls on a non-Business Day, then the Contract Anniversary will be the preceding Business Day.

CONTRACT ISSUE DATE. The date Your Contract becomes effective and is shown on The Contract Specifications page. Contract Years are measured from the Contract Issue Date.

CONTRACT OWNER(S). The owner(s) or holder(s) of the Contract.

CONTRACT VALUE. The Contract Value on the Contract Issue Date is equal to the Premium Payment deposited into the Contract less any applicable Premium Taxes. Thereafter, it is the Premium Payment increased by interest credited, reduced by any prior surrenders (including applicable Surrender Charges and Premium Taxes) and adjusted by any Market Value Adjustments previously applied.

CONTRACT YEAR. Any 12-month period between Contract Anniversaries, beginning on the Contract Issue Date.

DEATH BENEFIT. The amount We will pay upon the death of the Contract Owner(s) or Annuitant, as applicable.

DEFAULT GUARANTEE PERIOD. The duration that is automatically established by Us as a default in the event that You do not elect a renewal Guarantee Period upon the expiration of a Guarantee Period. The maximum Default Guarantee Period is shown on the Contract Specifications page. The interest rate that We credit for this duration will not be less than the Minimum Interest Rate.

DUE PROOF OF DEATH. A certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

GROSS SURRENDER VALUE. The surrender amount requested by You prior to the deduction of Surrender Charges, Premium Taxes, and the Market Value Adjustment, as applicable.

GUARANTEE PERIOD. The period offered by Us and elected by You for which either an initial or renewal interest rate will be credited. The initial Guarantee Period is shown on the Contract Specifications page and will be amended on each Specifications Date. A Guarantee Period does not include a Default Guarantee Period.

IN WRITING. A written form or other method satisfactory to Us and received at Our Administrative Office as defined.

INTERNAL REVENUE CODE. The Internal Revenue Code of 1986, as amended.

JOINT ANNUITANT. Upon annuitization, a person other than the Annuitant on whose life, Annuity payments may be made. The Contract will have a Joint Annuitant only if the Annuity Option selected provides for a survivor.

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MARKET VALUE ADJUSTMENT. A positive or negative adjustment applied in the determination of your Gross Surrender Value after the Annual Free Withdrawal Amount is taken into consideration, if applicable, and after Surrender Charges are deducted, if applicable. The Market Value Adjustment is calculated by Us and is shown on the Contract Specifications Page.

NET SURRENDER VALUE. The Gross Surrender Value after the deduction of Surrender Charges, Premium Taxes, and the Market Value Adjustment, as applicable.

PAYEE. The person, designated by You, to whom Annuity payments will be made.

PREMIUM PAYMENT. 100% of the dollar amount of the money sent to Us to be invested in Your contract.

PREMIUM TAX. A tax imposed on Us by certain jurisdictions when a Premium Payment is made or when Annuity Payments are made.

RELEVANT INDEX - The index available as of the beginning of each Guarantee Period which is a component used to determine the Market Value Adjustment. The Relevant Index will be determined on the Contract Issue Date and each subsequent Specifications Date. The Relevant Index is shown on the Contract Specifications page 3.

SPECIFICATIONS DATE - The effective date of the Contract Specifications page. The initial Specifications Date is the Contract Issue Date. A new Specifications Date will be established coinciding with the initiation of each new Guarantee Period. The Contract Specifications page bearing the latest date supersedes all prior Contract Specifications pages.

SURRENDER CHARGE. A Surrender Charge may be deducted for a full or partial surrender. The Surrender Charge schedule is shown on the Contract Specifications page.

SURRENDER DATE. The date We receive Your request In Writing for a surrender or the date You request for surrender, if later.

WE, US, OUR. The company referred to on the first page of this Contract.

YOU, YOUR. The Contract Owner(s).

                           PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENT. The Premium Payment is shown on The Contract Specifications page. The Premium Payment is payable at Our designated office(s). A Premium Payment of $1,000,000 or more will be subject to Our prior approval In Writing. The Premium Payment (less applicable Premium Taxes, if any) will be credited to the Contract on the Contract Issue Date.

                          CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, JOINT ANNUITANT, AND CONTRACT OWNER(S).

The Annuitant may not be changed.

The designations of Contract Owner, Joint Annuitant, and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed In Writing during the lifetime of the Annuitant. The designation of Contingent Annuitant may be changed In Writing at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date.

If no Contingent Annuitant has been named, the Contract Owner is the Annuitant, and the Contract Owner/Annuitant's spouse is the Beneficiary, the Contract Owner/ Annuitant's spouse will be presumed to be the Contingent Annuitant.

In any other situation, if no Contingent Annuitant has been named, the youngest Contract Owner will be presumed to be the Contingent Annuitant, providing that the youngest Contract Owner is not the Annuitant. The Contract Owner may waive this presumption In Writing.

OWNERSHIP. You have the sole power to exercise all rights, options and privileges granted by this Contract or permitted by Us and to agree with Us to any change in or amendment to the Contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to a full surrender, partial surrender, selection of an Annuity Option, and/or change of Ownership or Beneficiary.

BENEFICIARY.The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed In Writing during the lifetime of the Annuitant. If the designated Beneficiary has been designated as an irrevocable Beneficiary, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and Our consent, if required by Us, the new designation will take effect as of the date the notice is processed by Us, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

                               GENERAL PROVISIONS

CONTRACT. This Contract and any amendments, endorsements or riders, constitute the entire Contract.

CONTRACT MODIFICATION. No modification of this Contract will be made without the signature of Our President, an Executive Vice President, Senior Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term(s) of any Annuity Payment begun prior to the modification, unless it is required to conform the Contract to any federal or state statute. No modification will affect the method by which Your Contract Value will be determined.

INCONTESTABILITY. We cannot contest this Contract.

MINIMUM VALUE STATEMENT. Any values available under the Surrender Provisions of this Contract equal or exceed those required by the state in which the Contract is issued.

MISSTATEMENT OF AGE AND GENDER. Prior to the Annuity Commencement Date, if the age of the Annuitant has been misstated, the Annuity Commencement Date may change. Once Annuity payments begin, if the age and/or gender of the Annuitant have been misstated, the amount of the Annuity payable by Us will be adjusted based on the correct information. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable. In states which require the crediting of interest in the event of an underpayment, or the deduction of interest in the event of overpayment, we will apply an annual effective rate of the greater of 1% or the statutory required minimum interest rate.

NON-PARTICIPATING. This Contract is nonparticipating. It does not earn dividends.

REPORTS. You will receive a report once each Contract Year showing the Contract Value of this Contract and any other information required by the state in which this Contract was issued.

TAX QUALIFICATION. This Contract is intended to qualify as an Annuity Contract for federal income tax purposes. To that end, the provisions of this Contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this Contract to conform to any changes in the tax qualification requirements under the applicable provision of the Internal Revenue Code.

               GUARANTEE PERIOD AND INTEREST CREDITING PROVISIONS

GUARANTEE PERIODS. The Company may offer one or more renewal Guarantee Periods from time to time. We reserve the right to offer new Guarantee Periods or limit the Guarantee Periods that are offered in the future, or offer certain Guarantee Periods to certain classes of investors. The duration of a Guarantee Period may not extend beyond the maximum Annuity Commencement Date as described under the Annuity Provisions of this Contract.

     GUARANTEE PERIOD EXPIRATION, RENEWAL AND DURATION EXCHANGE. Upon expiration of any Guarantee Period, unless You have elected In Writing to: 1.) renew into another permissible Guarantee Period duration that We make available to You at that time that would not extend beyond the maximum Annuity Commencement Date; or 2.) annuitize Your Contract; or 3.) surrender Your Contract; or 4.) elect other options made available by Us, the Default Guarantee Period will automatically commence.

     If You have elected to renew into a new Guarantee Period at the expiration of a previously elected Guarantee Period, during the first 30 days of such new Guarantee Period, You may elect a duration exchange into a Guarantee Period of a different permissible duration or into the Default Guarantee Period without incurring a Surrender Charge or Market Value Adjustment. If You renew into a new Guarantee Period from the Default Guarantee Period, such 30 day period does not apply.

     You may also elect a duration exchange into a Guarantee Period of a different permissible duration while Contract Value is held during the Default Guarantee Period without incurring a Surrender Charge or Market Value Adjustment. However, You may not renew or transfer the Contract into any Guarantee Period of a duration that extends beyond the Annuity Commencement Date as described under the Annuity Provisions of this Contract.

     The Contract Value at the beginning of the new Guarantee Period will equal the Contract Value at the time of transfer.

Surrender Charges applicable to each subsequent Guarantee Period (excluding the Default Guarantee Period) are measured from the beginning of each subsequent Guarantee Period and are shown on the Contract Specifications page as of each Specifications Date.

CREDITING OF INTEREST. The Premium Payment (less the Gross Surrender Value of all surrenders previously made), or Contract Value, as applicable, will earn interest daily at the effective annual Guarantee Rate during the relevant Guarantee Period. This rate will never be less than the Minimum Interest Rate. The Guarantee Rate is set by Us for the applicable Guarantee Period on the effective date of each Guarantee Period. The initial Guarantee Rate that We will credit is shown on the Contract Specifications page and will be amended for each succeeding Guarantee Period as of each Specifications Date.

The Contract Value held during the Default Guarantee Period will earn interest daily at an effective annual rate that will never be less than the Minimum Interest Rate.

MINIMUM INTEREST RATE. The guaranteed Minimum Interest Rate that will be applied during a Guarantee Period is determined at the beginning of each Guarantee Period inclusive of the Default Guarantee Period. The Minimum Interest Rate equals the greater of 1% and an interest rate calculated as follows:

     The interest rate will be such that the Contract Value prior to the application of the Market Value Adjustment will never be less than 87.5% of the Contract Value at the beginning of the then effective Guarantee Period, adjusted for prior withdrawals, accumulated at the non-forfeiture interest rate required by the Standard Non-forfeiture Law for individual fixed deferred annuities.

     The nonforfeiture interest rate will be the lesser of three percent or a rate equal to the average five-year Constant Maturity Treasury Rate reported by the Federal Reserve for the calendar month two months prior to the date guaranteed rates updates are made publicly available rounded to the nearest one-twentieth of one per cent reduced by one hundred twenty-five basis points; where the resulting interest rate is not less than one per cent. Guaranteed rates are updated and made publicly available at least once a month. The nonforfeiture rate will be updated at the beginning of every guarantee period. It will not change during a Guarantee Period.

The Minimum Interest Rate will be recalculated at the beginning of every Guarantee Period and every Default Guarantee Period.

We may credit additional interest at Our sole discretion.

                              SURRENDER PROVISIONS

SURRENDERS. A full or partial surrender under this Contract may be elected by You In Writing at any time, subject to any applicable Surrender Charge or Market Value Adjustment. A request for a surrender at the end of a Guarantee Period must be received, In Writing, no later than the last Business Day of a Guarantee Period.

In the event of a full or partial surrender made during a Guarantee Period, no Surrender Charge or Market Value Adjustment will be imposed on the Annual Free Withdrawal Amount. A full or partial surrender made on the last Business Day of a Guarantee Period or at any time during the Default Guarantee Period is not subject to a Surrender Charge or Market Value Adjustment.

Partial surrenders may only be made if:

       a)  the Gross Surrender Value surrendered is at least $1,000; and

       b) the remaining Contract Value after the Gross Surrender Value has been deducted is at least equal to the Minimum Amount shown on the Contract Specifications page.

In the case of any surrender, the Net Surrender Value will be payable to You. In the event of surrenders in excess of the Annual Free Withdrawal Amount, the Net Surrender Value is determined by Us as follows:

     Assume:

          A  =   the amount you request for a Surrender;
          B  =   Annual Free Withdrawal Amount;
          C  =   the Surrender Charge, plus any unpaid Premium Taxes. The
                 Surrender Charge equals (A-B) x the applicable Surrender Charge percentage as shown on the Contract Specifications page.
          D  =   the Market Value Adjustment as calculated by Us, shown on the
                 Contract Specifications page.

The Net Surrender Value equals (A-C) x D.

PAYMENT UPON SURRENDER - DEFERRAL OF PAYMENT. We may defer payment of any amounts from the Contract for up to six months from the date of the request to surrender, subject to obtaining any required approval by the Insurance Commissioner of the state in which this Contract is issued. If We defer payment for more than 30 days, We will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

                            DEATH BENEFIT PROVISIONS

BENEFICIARY DISPOSITION IN THE EVENT OF DEATH BEFORE THE ANNUITY COMMENCEMENT DATE.

If the Contract Owner dies, and the Annuitant is living, and

       a) the joint Contract Owner is living, then the joint Contract Owner will become the Beneficiary. In this case, the rights of such designated Beneficiary are voided and the Death Benefit is paid to the joint Contract Owner.

       b) there is no surviving joint Contract Owner, then the designated Beneficiary will remain the Beneficiary and receives the Death Benefit.

       c) there is no surviving joint Contract Owner, and there is no Beneficiary designation in effect, or the designated Beneficiary has predeceased the Contract Owner, then the Contract Owner's estate shall be the Beneficiary and receives the Death Benefit.

If the Annuitant dies, and

       a) the Annuitant is also the sole Contract Owner and there is no named Contingent Annuitant, the designated Beneficiary will remain the Beneficiary and receives the Death Benefit.

       b) the Contract Owner is a trust or other non-natural person, there may be no named Contingent Annuitant, the Contract Owner becomes the Beneficiary and receives the Death Benefit.

       c) the Contract Owner is living and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be presumed to be the Contingent Annuitant and the Contract continues. The Contract Owner may waive this presumption and receive the Death Benefit. The rights of the designated Beneficiary are automatically voided.

       d) the Contract Owner is living and the Contingent Annuitant is living, the Contingent Annuitant is designated as the Annuitant and the Contract continues.

BENEFICIARY DISPOSITION IN THE EVENT OF DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE.

       a) If the Contract Owner dies and the joint Contract Owner and Annuitant are both living, the surviving joint Contract Owner will become the Contract Owner and the payments will continue as scheduled.

       b) If the Contract Owner dies and the joint Contract Owner and all Annuitants are living, the surviving joint Contract Owner will become the Beneficiary and receives the Death Benefit.

       c) If the Contract Owner dies and there is no surviving Contract Owner and any Annuitant is living, the designated Beneficiary(ies) becomes the Contract Owner(s) and payments continue as scheduled.

       d) If the Contract Owner dies and there is no surviving Contract Owner or Annuitant, the designated Beneficiary(ies) receive the Death Benefit.

       e) If the Annuitant dies and the surviving Contract Owner and Annuitant are both living, payments continue to the surviving Contract Owner(s).

       f) If the Annuitant dies and there is a surviving Contract Owner but all Annuitants are deceased, the surviving Contract Owner(s) receive the Death Benefit.

       g) If the Annuitant dies and there is no surviving Contract Owner and the Annuitant is living, the designated Beneficiary(ies) becomes the Contract Owner(s) and payments continue to the surviving Contract Owner(s).

       h) If the Annuitant dies and there is no surviving Contract Owner and all Annuitants are deceased, the designated Beneficiary(ies) become the Contract Owner(s) and payments continue to the surviving Contract Owner(s).

DEATH BENEFIT. The Death Benefit will be calculated as of the date We receive notification, In Writing, of Due Proof of Death at the Administrative Office of the Company. If death occurs before the Annuity Commencement Date, the Death Benefit equals the Contract Value. There is no Surrender Charge or Market Value Adjustment applied to a single lump sum Death Benefit. However, depending on the settlement option elected, a Market Value Adjustment may be applied to any partial surrender(s). If death occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death.

SETTLEMENT OF THE DEATH BENEFIT. The Death Benefit may be taken in a single lump sum or under any of the settlement options then being offered by Us subject, however, to the distribution requirements below. The Beneficiary may elect any available settlement option, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this Contract or any other options then being offered or approved by Us. If payment is taken in a single lump sum, an interest-bearing draft account ("Safe Haven Account") will be offered and if elected, maintained until the entire balance is withdrawn. The Safe Haven Account is part of Our General Account assets. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in a single lump sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon receipt of each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-Business Day, the amount will be computed on the next Business Day.

When payment is taken in a single lump sum, payment will be made within 7 Business Days of Our receipt of complete instructions.

DISTRIBUTION REQUIREMENTS. Subject to the Alternative Election or Spouse Beneficiary provisions below:

       a) If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and

       b) If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a) or b), the primary Annuitant will be treated as the Contract Owner. If the Contract Owner is not an individual, then for purposes of the preceding paragraph a) or b), a change of Annuitant is treated as the death of the Contract Owner.

During the five year period described above, the amounts otherwise payable as a Death Benefit will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the period of five years from the date of the Contract Owner's or Annuitant's death. If a new Guarantee Period is not elected, the Default Guarantee Period will automatically commence. Full or partial surrenders may be made at any time. In the event of any surrender, the remaining value will equal the Death Benefit left with Us, minus any Gross Surrender Values, plus any interest earned. Any partial surrender(s) made during this five year period will [not] be subject to a Surrender Charge, however, a Market Value Adjustment [will apply]. No Market Value Adjustment will be applied to any remaining amount distributed on the last Business Day of the five year period.

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS. If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:

       a) does not extend beyond the later of such Beneficiary's life or life expectancy; and

       b)  does commence within one year of the date of death;

then for purposes of satisfying the distribution requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin. During the selected distribution period the amounts otherwise payable as a Death Benefit will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the applicable period, the Beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the applicable period. If a new Guarantee Period is not elected the Default Guarantee Period will automatically commence. Full or partial surrenders may be made at any time. In the event of any surrender, the remaining value will equal the Death Benefit left with Us, minus any Gross Surrender Values, plus any interest earned. Any partial surrender(s) made during the applicable period will not be subject to a Surrender Charge, however, a Market Value Adjustment will apply. No Market Value Adjustment will be applied to any remaining amount distributed on the last Business Day of the applicable period.

SPOUSE BENEFICIARY. In the event of the death of a Contract Owner and there is no joint Contract Owner and the sole Beneficiary is the Contract Owner's spouse and the Annuitant (Contingent Annuitant, if applicable) is alive, this Contract will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a death benefit option. This provision will apply only once with respect to this Contract. Spousal continuation is only available if the spouse is listed as 100% Beneficiary.

                               ANNUITY PROVISIONS

ANNUITY COMMENCEMENT DATE. The Annuity Commencement Date is shown on The Contract Specifications page. You may change the date by notifying Us prior to the Annuity Commencement Date, subject to the parameters as shown on the Contract Specifications page and Our approval.

ANNUITY PAYMENT. If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, We will apply Your Contract Value, less any applicable Premium Taxes, multiplied by the Market Value Adjustment, if any, to purchase the modal income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guarantee Period or is elected during the Default Guarantee Period, no Market Value Adjustment will be applied in the determination of the monthly income payments. No Surrender Charge will be applied upon annuitization at any time.

ELECTION OF ANNUITY OPTION. You may elect any one of the Annuity Options described below or any other Annuity Option We offer at the time of annuitization. In the absence of such election, the Life Annuity with 10 Years Period Certain will apply. The Annuity Option elected by You may not be changed on or after the Annuity Commencement Date. Election of any of these options must be made, In Writing, to Us prior to the Annuity Commencement Date.

Some of the options may not be available if this Contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1986 as amended. Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain, or any other option with a period certain segment will be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

ELECTION OF ANNUITY PAYMENT FREQUENCY. You may elect the Annuity payment frequency. Available Annuity payment frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, Annuity payments will be made monthly. Annuity payments will be made according to the Annuity payment frequency selected. You may elect to change the Annuity payment frequency of Your payments within 30 days prior to the scheduled Annuity Commencement Date.

DATE OF PAYMENT. The first Annuity Payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month, or the preceding Business Day, if applicable, as the Annuity Commencement Date, based on the elected Annuity payment frequency.

MINIMUM ANNUITY PAYMENT. The first Annuity Payment must be at least equal to the Minimum Annuity Payment amount shown in the Annuity Parameters on the Contract Specifications page. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE. This Contract may not be surrendered after the commencement of Annuity payments.

PROOF OF SURVIVAL. The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due, as approved by Us.

DEATH OF ANNUITANT. In the event of the death of the Annuitant while receiving Annuity payments, the Beneficiary will continue to receive the remaining guaranteed payments as scheduled. Alternatively, the Beneficiary may elect to receive a lump sum payment of the Death Benefit equal to the present value of any remaining guaranteed payments.

ANNUITY OPTIONS

LIFE ANNUITY - An Annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

LIFE ANNUITY WITH A CASH REFUND - An Annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary in a single lump sum. The remaining value equals the Contract Value applied on the Annuity Commencement Date, minus the dollar amount of Annuity payments already paid and Premium Taxes.

LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN (5 years to 100 years minus Annuitant's age) - An Annuity payable for a fixed number of years and during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary or the Beneficiary can elect to receive the present value of the remaining payments in a single lump sum. To calculate the present value We will use an interest rate We determine in Our discretion.

JOINT AND LAST SURVIVOR LIFE ANNUITY - An Annuity payable during the joint lifetime of the Annuitant and a Joint Annuitant, and thereafter during the remaining lifetime of the survivor Annuitant. At the time of electing this option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor Annuitant. Payments will cease with the last payment prior to the death of the survivor.

JOINT AND LAST SURVIVOR LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN (5 years to 100 years-age) - An Annuity payable for a fixed number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this Annuity Option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If, at the death of the last surviving Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary, or the Beneficiary can elect to receive the present value of the remaining payments in a single lump sum. To calculate the present value We will use an interest rate We determine in Our discretion.

PAYMENTS FOR A PERIOD CERTAIN (5 years to 100 years minus Annuitant's age) - An Annuity payable for a fixed number of years with period of 10 years or greater available at any time and periods of 5 to 10 years available on or after the second Contract Year. Payments will be made for the period and frequency selected. If, at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary or the Beneficiary can elect to receive the present value of the remaining payments in a single lump sum. To calculate the present value We will use an interest rate We determine in Our discretion.

                                 ANNUITY TABLES

DESCRIPTION OF TABLES. The attached Annuity Tables show the minimum dollar amount of the monthly payments for each $1,000 applied under each of the Annuity Options. Under the Life Annuity, Life Annuity with a Cash Refund, or Life Annuity with Payments for a Period Certain options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Joint and Last Survivor Annuity and Joint and Last Survivor Annuity with Payments for a Period Certain options, the amount of each payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due. Gender will not be used to determine the amount of the Annuity payable if this Contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of Annuity payable, the Annuity Tables at the end of this Contract will provide rates of payment for male Annuitants and female Annuitants.

The tables for all of the Annuity Options, excluding the Payments for a Period Certain option, are based on the [Annuity2000 Mortality Table projected forward using Projection Scale AA], an annuitization year of 2010, and an interest rate of [1.5%]. The table for the Payments for a Period Certain option is based on an interest rate of [1.5%] per annum.

The Annuity tables for all of the Annuity Options, excluding the Payments for a Period Certain option are age dependent. The amount of the first payment will be based on an age that is a specified number of years younger than the Annuitant's then-attained age. The revised age is as follows:

    DATE OF FIRST PAYMENT           REVISED AGE
---------------------------------------------------
        [Prior to 2025                2 years
         2025 - 2029                  3 years
         2030 - 2039                  4 years
         2040 - 2049                  5 years
        2050 or later                6 years]

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity payment frequency, period certain, age, or combination of ages not shown will be quoted upon request. The tables shown below are age dependant and are prior to the application of an age revision based on the year of annuitization.

LIFE ANNUITY, LIFE ANNUITY WITH A CASH REFUND, AND LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN - SINGLE LIFE ANNUITIES

                                   MALE ANNUITANT
                            MONTHLY PAYMENTS GUARANTEED
 AGE      CASH REFUND           NONE         120          180          240
----------------------------------------------------------------------------
 [35          $2.31             $2.33        $2.33        $2.33        $2.32
  40           2.44              2.51         2.51         2.50         2.49
  45           2.61              2.74         2.73         2.72         2.70
  50           2.83              3.02         3.01         2.99         2.95
  51           2.88              3.09         3.07         3.05         3.01
  52           2.93              3.16         3.14         3.11         3.07
  53           2.99              3.23         3.21         3.18         3.13
  54           3.05              3.30         3.28         3.25         3.19
  55           3.10              3.39         3.36         3.32         3.26
  56           3.17              3.47         3.44         3.40         3.33
  57           3.23              3.56         3.53         3.47         3.40
  58           3.30              3.66         3.62         3.56         3.47
  59           3.37              3.76         3.71         3.64         3.54
  60           3.44              3.87         3.81         3.74         3.62
  61           3.52              3.98         3.92         3.83         3.69
  62           3.60              4.11         4.03         3.93         3.77
  63           3.68              4.24         4.15         4.03         3.85
  64           3.77              4.38         4.28         4.14         3.92
  65           3.86              4.53         4.41         4.24         4.00
  66           3.95              4.69         4.55         4.36         4.08
  67           4.05              4.86         4.69         4.47         4.15
  68           4.16              5.04         4.84         4.58         4.22
  69           4.27              5.24         5.00         4.70         4.29
  70           4.38              5.45         5.17         4.82         4.36
  75           5.05              6.75         6.09         5.37         4.62
  80           5.89              8.61         7.07         5.81         4.75

                                  FEMALE ANNUITANT
                            MONTHLY PAYMENTS GUARANTEED
 AGE      CASH REFUND           NONE         120          180          240
------  --------------------------------------------------------------------
 [35          $2.28             $2.29        $2.28        $2.28        $2.28
  40           2.40              2.45         2.45         2.44         2.44
  45           2.56              2.65         2.65         2.64         2.63
  50           2.76              2.90         2.90         2.88         2.86
  51           2.81              2.96         2.95         2.94         2.91
  52           2.86              3.02         3.01         3.00         2.97
  53           2.91              3.09         3.08         3.06         3.02
  54           2.96              3.16         3.14         3.12         3.08
  55           3.02              3.23         3.21         3.18         3.14
  56           3.08              3.30         3.28         3.25         3.21
  57           3.14              3.38         3.36         3.33         3.27
  58           3.20              3.47         3.44         3.40         3.34
  59           3.26              3.55         3.52         3.48         3.41
  60           3.33              3.65         3.61         3.56         3.48
  61           3.40              3.75         3.71         3.65         3.56
  62           3.48              3.85         3.81         3.74         3.63
  63           3.56              3.97         3.91         3.84         3.71
  64           3.64              4.09         4.03         3.94         3.79
  65           3.73              4.22         4.14         4.04         3.87
  66           3.82              4.35         4.27         4.15         3.95
  67           3.92              4.50         4.40         4.26         4.03
  68           4.02              4.66         4.54         4.37         4.11
  69           4.13              4.83         4.69         4.49         4.19
  70           4.24              5.01         4.85         4.61         4.26
  75           4.89              6.17         5.76         5.22         4.57
  80           5.73              7.91         7.07         5.81        4.75]

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
                                  (CONTINUED)

JOINT AND LAST SURVIVOR ANNUITY

AGE
 OF                                  AGE OF FEMALE
MALE    35           40           45           50           55           60
----------------------------------------------------------------------------------
[35    $2.12        $2.18        $2.23        $2.26        $2.28        $2.30
 40     2.17         2.25         2.32         2.38         2.42         2.45
 45     2.21         2.31         2.41         2.50         2.57         2.63
 50     2.24         2.36         2.49         2.61         2.72         2.82
 55     2.25         2.39         2.54         2.70         2.86         3.01
 60     2.27         2.41         2.58         2.77         2.98         3.19
 65     2.27         2.43         2.61         2.82         3.07         3.34
 70     2.28         2.43         2.62         2.85         3.13         3.46
 75     2.28         2.44         2.64         2.87         3.17         3.53
 80     2.28         2.44         2.64         2.89         3.19         3.58
 85     2.28         2.45         2.65         2.89         3.21         3.61
 90     2.28         2.45         2.65         2.90         3.22         3.63

AGE
 OF                                AGE OF FEMALE
MALE    65           70           75           80           85           90
----  ------------------------------------------------------------------------
[35    $2.31        $2.32        $2.32        $2.33        $2.33         $2.33
 40     2.47         2.49         2.50         2.50         2.51          2.51
 45     2.66         2.69         2.71         2.72         2.73          2.73
 50     2.89         2.93         2.97         2.99         3.00          3.01
 55     3.13         3.22         3.29         3.33         3.35          3.37
 60     3.38         3.55         3.67         3.75         3.80          3.83
 65     3.62         3.89         4.11         4.28         4.39          4.45
 70     3.83         4.22         4.60         4.91         5.14          5.28
 75     3.98         4.50         5.06         5.60         6.04          6.34
 80     4.08         4.70         5.46         6.28         7.05          7.64
 85     4.14         4.84         5.74         6.85         8.03          9.08
 90     4.17         4.91         5.93         7.27         8.88        10.50]

JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

AGE
 OF                                  AGE OF FEMALE
MALE    35           40           45           50           55           60
----------------------------------------------------------------------------------
[35    $2.12        $2.18        $2.23        $2.26        $2.28        $2.30
 40     2.17         2.25         2.32         2.38         2.42         2.45
 45     2.21         2.31         2.41         2.50         2.57         2.63
 50     2.24         2.36         2.49         2.61         2.72         2.82
 55     2.25         2.39         2.54         2.70         2.86         3.01
 60     2.27         2.41         2.58         2.77         2.98         3.19
 65     2.27         2.43         2.61         2.82         3.07         3.34
 70     2.28         2.43         2.62         2.85         3.13         3.45
 75     2.28         2.44         2.63         2.87         3.17         3.53
 80     2.28         2.44         2.64         2.88         3.19         3.57
 85     2.28         2.44         2.64         2.89         3.20         3.60
 90     2.28         2.45         2.64         2.89         3.21         3.61

AGE
 OF                                AGE OF FEMALE
MALE    65           70           75           80           85           90
----  -----------------------------------------------------------------------
[35    $2.31        $2.32        $2.32        $2.33        $2.33        $2.33
 40     2.47         2.49         2.50         2.50         2.51         2.51
 45     2.66         2.69         2.71         2.72         2.73         2.73
 50     2.88         2.93         2.97         2.99         3.00         3.00
 55     3.13         3.22         3.28         3.32         3.34         3.35
 60     3.38         3.54         3.66         3.74         3.78         3.80
 65     3.62         3.88         4.10         4.25         4.34         4.38
 70     3.82         4.20         4.56         4.85         5.03         5.12
 75     3.96         4.47         5.00         5.47         5.80         5.98
 80     4.06         4.65         5.34         6.03         6.56         6.87
 85     4.11         4.76         5.57         6.43         7.16         7.61
 90     4.13         4.82         5.69         6.67         7.54        8.11]

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
                                  (CONTINUED)

PAYMENTS FOR A PERIOD CERTAIN

                         AMOUNT OF                        AMOUNT OF                        AMOUNT OF
          NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
          YEARS           PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
--------------------------------------------------------------------------------------------------------
            [10             $8.96             15             $6.20             20             $4.81
             11              8.21             16              5.85             21              4.62
             12              7.58             17              5.55             22              4.44
             13              7.05             18              5.27             23              4.28
             14              6.59             19              5.03             24              4.13

                        AMOUNT OF                        AMOUNT OF
         NO. OF          MONTHLY          NO. OF          MONTHLY
          YEARS          PAYMENTS          YEARS         PAYMENTS
----  ---------------------------------------------------------------
            25             $3.99             30            3.44]
            26              3.86
            27              3.75
            28              3.64
            29              3.54

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity payment frequency, period certain, age, or combination of ages not shown will be quoted upon request. The tables shown below are age dependant and are prior to the application of an age revision based on the year of annuitization.

LIFE ANNUITY, LIFE ANNUITY WITH A CASH REFUND, AND LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN - SINGLE LIFE ANNUITIES

                                   MONTHLY PAYMENTS GUARANTEED
 AGE      CASH REFUND      NONE         120          180          240
-----------------------------------------------------------------------
 [35          $2.29        $2.30        $2.30        $2.29        $2.29
  40           2.41         2.46         2.46         2.46         2.45
  45           2.57         2.67         2.67         2.66         2.65
  50           2.78         2.93         2.92         2.91         2.88
  51           2.83         2.99         2.98         2.96         2.94
  52           2.88         3.05         3.04         3.02         2.99
  53           2.93         3.12         3.11         3.08         3.05
  54           2.98         3.19         3.17         3.15         3.11
  55           3.04         3.26         3.24         3.22         3.17
  56           3.10         3.34         3.32         3.29         3.23
  57           3.16         3.42         3.40         3.36         3.30
  58           3.22         3.51         3.48         3.44         3.37
  59           3.29         3.60         3.57         3.52         3.44
  60           3.36         3.70         3.66         3.60         3.51
  61           3.43         3.80         3.76         3.69         3.59
  62           3.50         3.91         3.86         3.78         3.66
  63           3.58         4.03         3.97         3.88         3.74
  64           3.67         4.15         4.08         3.98         3.82
  65           3.76         4.28         4.20         4.08         3.90
  66           3.85         4.43         4.33         4.19         3.98
  67           3.95         4.58         4.46         4.30         4.06
  68           4.05         4.74         4.61         4.42         4.14
  69           4.15         4.91         4.76         4.54         4.21
  70           4.27         5.10         4.92         4.66         4.28
  75           4.92         6.29         5.83         5.26         4.58
  80           5.76         8.05         6.87         5.75        4.74]

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
                                  (CONTINUED)

JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  [35       $2.12        $2.17        $2.21        $2.24        $2.26        $2.27
   40        2.17         2.25         2.31         2.36         2.40         2.42
   45        2.21         2.31         2.40         2.48         2.54         2.59
   50        2.24         2.36         2.48         2.60         2.70         2.77
   55        2.26         2.40         2.54         2.70         2.84         2.97
   60        2.27         2.42         2.59         2.77         2.97         3.16
   65        2.28         2.44         2.62         2.83         3.07         3.33
   70        2.29         2.45         2.64         2.87         3.14         3.46
   75        2.29         2.45         2.65         2.89         3.19         3.55
   80        2.29         2.46         2.66         2.91         3.22         3.62
   85        2.30         2.46         2.67         2.92         3.24         3.65
   90        2.30         2.46         2.67         2.93         3.25         3.67

 AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85            90
---------  -------------------------------------------------------------------------
  [35       $2.28        $2.29        $2.29        $2.29        $2.30          $2.30
   40        2.44         2.45         2.45         2.46         2.46           2.46
   45        2.62         2.64         2.65         2.66         2.67           2.67
   50        2.83         2.87         2.89         2.91         2.92           2.93
   55        3.07         3.14         3.19         3.22         3.24           3.25
   60        3.33         3.46         3.55         3.62         3.65           3.67
   65        3.58         3.81         3.99         4.11         4.19           4.23
   70        3.81         4.16         4.48         4.72         4.89           4.99
   75        3.99         4.48         4.98         5.43         5.78           6.00
   80        4.11         4.72         5.43         6.17         6.83           7.32
   85        4.19         4.89         5.78         6.83         7.93           8.87
   90        4.23         4.99         6.00         7.32         8.87         10.41]

JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  [35       $2.12        $2.17        $2.21        $2.24        $2.26        $2.27
   40        2.17         2.25         2.31         2.36         2.40         2.42
   45        2.21         2.31         2.40         2.48         2.54         2.59
   50        2.24         2.36         2.48         2.60         2.70         2.77
   55        2.26         2.40         2.54         2.70         2.84         2.97
   60        2.27         2.42         2.59         2.77         2.97         3.16
   65        2.28         2.44         2.62         2.83         3.07         3.33
   70        2.29         2.45         2.64         2.87         3.14         3.46
   75        2.29         2.45         2.65         2.89         3.19         3.55
   80        2.29         2.46         2.66         2.91         3.22         3.61
   85        2.29         2.46         2.66         2.92         3.23         3.64
   90        2.30         2.46         2.66         2.92         3.24         3.65

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  ------------------------------------------------------------------------
  [35       $2.28        $2.29        $2.29        $2.29        $2.29         $2.30
   40        2.44         2.45         2.45         2.46         2.46          2.46
   45        2.62         2.64         2.65         2.66         2.66          2.66
   50        2.83         2.87         2.89         2.91         2.92          2.92
   55        3.07         3.14         3.19         3.22         3.23          3.24
   60        3.33         3.46         3.55         3.61         3.64          3.65
   65        3.58         3.80         3.98         4.09         4.16          4.19
   70        3.80         4.15         4.45         4.68         4.81          4.88
   75        3.98         4.45         4.93         5.33         5.60          5.74
   80        4.09         4.68         5.33         5.96         6.43          6.70
   85        4.16         4.81         5.60         6.43         7.11          7.54
   90        4.19         4.88         5.74         6.70         7.54         8.08]

                       ANNUITY TABLES FOR FIXED PAYMENTS
                         BASED ON [1.5%] INTEREST RATE
                                  (CONTINUED)

PAYMENTS FOR A PERIOD CERTAIN

                         AMOUNT OF                        AMOUNT OF                        AMOUNT OF
          NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
          YEARS           PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
--------------------------------------------------------------------------------------------------------
            [10             $8.96             15             $6.20             20             $4.81
             11              8.21             16              5.85             21              4.62
             12              7.58             17              5.55             22              4.44
             13              7.05             18              5.27             23              4.28
             14              6.59             19              5.03             24              4.13

                        AMOUNT OF                        AMOUNT OF
         NO. OF          MONTHLY          NO. OF          MONTHLY
          YEARS          PAYMENTS          YEARS          PAYMENTS
----  ----------------------------------------------------------------
            25             $3.99             30             3.44]
            26              3.86
            27              3.75
            28              3.64
            29              3.54

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                                NONPARTICIPATING

                           INDIVIDUAL SINGLE PREMIUM
                      MODIFIED GUARANTEED ANNUITY CONTRACT